Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-156027 on Form S-8 of our report dated June 25, 2012, appearing in this Annual Report on Form 11-K of the Dominion Energy New England Union Savings Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Richmond, Virginia

June 25, 2012